Employment Agreement This Employment Agreement (this “Agreement”), is entered into as of July 18, 2025 (the “Effective Date”) by and between DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”) and Daniel Scavilla (“Executive”) (collectively referred to herein as the “Parties”). RECITALS A. Executive and the Company mutually desire that Executive provide services to the Company on the terms provided herein. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows: 1. Employment. (a) General. The Company shall employ Executive and Executive shall remain in the employ of the Company, for the period and in the position set forth in this Section 1, and subject to the other terms and conditions provided herein. (b) Employment Term. For purposes of this Agreement, the “Term” shall mean the period beginning on August 1, 2025 or such other date as mutually agreed between the Parties (the “Commencement Date”) through but not including the third anniversary of the Commencement Date, and shall automatically renew for successive twelve (12) month periods unless no later than ninety (90) days prior to the end of the applicable Term either Party gives notice of non-renewal to the other in which case Executive’s employment will terminate at the end of the then-applicable Term, subject to earlier termination as provided in Section 3. (c) Position, Reporting and Duties. Executive shall serve as the President and Chief Executive Officer of the Company. Executive shall report to the Board of Directors of the Company (the “Board”) and shall have such duties, authority, and responsibilities as are customary for such positions in a Delaware corporation (subject to the control of the Board and its committees), and shall perform such other duties as may be requested by the Board. Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its “Affiliates” (within the meaning of Rule 12b- 2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time)) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) serve on the board of directors of privately held not-for-profit or tax-exempt charitable organizations, and (iii) subject to approval by the Board, serve on the board of directors of up to one (1) publicly traded or privately held company not described in prong (ii), in each case, subject to compliance with this Agreement and provided that such activities do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. Executive agrees to observe and comply with the rules and policies of the Company and its Affiliates as adopted by the Company or its

2 Affiliates from time to time, in each case, as amended from time to time, as set forth in writing, and as delivered or made available to Executive, including, without limitation, the Company’s Code of Ethics and Business Conduct (each, a “Policy”, and collectively, the “Policies”). (d) Service on Board. The Company shall appoint Executive to the Board effective as of the Commencement Date and use its reasonable best efforts to cause Executive to be re- elected to the Board during the Term. (e) Principal Place of Employment. Executive's principal office shall be the Company’s commercial headquarters in Charlotte, North Carolina, provided that Executive may perform his duties under this Agreement at such other offices as may be appropriate for the performance of his duties as determined in consultation with the Board. The Parties understand that given the nature of Executive’s duties, Executive may be required to travel and perform services at locations other than his principal office from time to time. (f) Certain Executive Representations. Executive represents and warrants that (i) Executive is not subject to any impediment, restriction or restraint that would in any way prohibit, hinder or impair his employment hereunder and his performance as contemplated hereby, (ii) without limiting the foregoing, Executive’s employment hereunder and his performance as contemplated hereby do not and would not in any way conflict with or breach any confidentiality, non-competition, non-solicitation or other common law or contractual obligation of Executive and (iii) Executive has not been the subject of any allegation and, to his knowledge, he has not, (A) breached any law, regulation or code of conduct applicable to him in the course of employment with any former employer or (B) engaged in any act of workplace misconduct or impropriety, including any act of discrimination or harassment. 2. Compensation and Related Matters. (a) Annual Base Salary. During the Term, Executive shall receive a base salary at a minimum rate of one million thirty thousand dollars ($1,030,000) per annum, which shall be paid in accordance with the customary payroll practices of the Company and shall be pro-rated for partial years of employment. Such annual base salary shall be subject to periodic review in accordance with the Company’s regular process for other Company senior executives (with the first review for Executive accordingly expected not later than early 2026) and shall be subject to increase but not decrease (such annual base salary, as it may be increased from time to time, the “Annual Base Salary”). (b) Annual Bonus. With respect to each fiscal year of the Company commencing during the Term, Executive will be eligible to participate in an annual incentive program established by the Compensation & Human Capital Committee of the Board (the “Compensation Committee”), subject to ratification by the Board. Executive’s annual incentive compensation under such incentive program, (the “Annual Bonus”) shall be targeted at 135% of his Annual Base Salary (the “Target Bonus”), with the expectation that the actual Annual Bonus will scale upward and downward based on actual performance, as determined by the Compensation Committee and ratified by the Board, such that the actual Annual Bonus payable to Executive may be greater than, equal to or less than the Target Bonus. The Annual Bonus shall be based upon the achievement of Company and/or individual performance metrics as established by the

3 Compensation Committee and ratified by the Board. The Compensation Committee intends that the performance metrics for a given Annual Bonus performance period be set no later than 90 days following the start of the applicable performance period (or, with respect to the fiscal year 2025 Annual Bonus performance period, no later than 90 days following the Commencement Date). Notwithstanding the foregoing, for fiscal year 2025, the Annual Bonus payout shall be prorated based on the portion of 2025 Executive is employed by the Company and performance shall be deemed achieved at the greater of (x) 75% of target or (y) the multiplier that would apply based on actual performance for the full fiscal 2025 performance period. The Annual Bonus for a fiscal year will be paid no later than the fifteenth day of the third month following the end of such fiscal year. Executive’s goals, objectives and performance targets will be developed by the Compensation Committee in consultation with Executive on an annual, ongoing basis, provided, however, that in no event will Executive’s bonus targets be less than the Target Bonus during the Term. (c) Long-Term Incentive. Beginning in the Company’s fiscal year 2026, Executive’s target annual equity incentive (or other long-term incentive compensation) grant value will be seven million seven hundred fifty thousand dollars ($7,750,000); however, the actual grant value will be determined at the discretion of the Compensation Committee and subject to ratification by the Board. The type of award(s) and specific terms and conditions of such award(s) will be determined by the Compensation Committee in its discretion, subject to ratification by the Board, provided that any such awards shall be made in accordance with the Dentsply Sirona Inc. 2024 Omnibus Incentive Plan, as amended or restated from time to time (the “Plan”) or any successor plan and the Policies. For the avoidance of doubt, Executive shall be eligible to be granted Executive’s first annual award (which shall not be pro-rated at grant) in accordance with this Section 2(c) on the first grant date occurring on or after the Commencement Date that the Company’s other named executive officers are granted annual long-term equity incentive awards in 2026. (d) Initial Grants. Subject to the approval of the Compensation Committee and ratification by the Board, the Company shall grant to Executive equity-based awards with respect to shares of common stock of the Company (“shares”) having an aggregate grant date value of approximately six million four hundred thousand dollars ($6,400,000) (the “Initial Grants”), reflecting a pro-rata annual grant of three million eight hundred seventy-five thousand dollars ($3,875,000) plus an inducement grant of two million five hundred twenty-five thousand dollars ($2,525,000). It is expected that the Initial Grants will be 50% in the form of options (the “Option Initial Grant”) and 50% in the form of performance restricted share units (assuming target performance) (the “PSU Initial Grant”), in each case, granted under the Plan. The Company shall determine the number of options subject to the Option Initial Grant using a Black-Scholes or similar option pricing model in accordance with Company policy, with such options having a target value of three million two hundred thousand dollars ($3,200,000). The target number of shares subject to the PSU Initial Grant shall be calculated by dividing (x) three million two hundred thousand dollars ($3,200,000) by (y) the closing price of a Company share as listed on The Nasdaq Global Select Market on the grant date. The Initial Grants’ grant date shall be the second (2nd) trading day after the Commencement Date, provided that, if such grant date is not within the Company’s open trading window period, the Initial Grants’ grant date shall instead be the second (2nd) trading day after the date of the filing of the next periodic report on Form 10-Q following the Commencement Date.

4 (i) The Option Initial Grant shall vest and become exercisable annually with respect to the options subject thereto in three substantially equal installments, with the first vesting date occurring on the first anniversary of the Commencement Date, such that one hundred percent (100%) of the Option Initial Grant shall be vested and exercisable on the three year anniversary of the Commencement Date (the “Final Vesting Date”), subject to Executive’s continued employment with the Company on each applicable vesting date. The Option Initial Grant shall be subject to and governed by the terms and conditions of the applicable Option Grant Notice, Option Agreement and the Plan to the extent not inconsistent with the terms of this Agreement. (ii) The PSU Initial Grant shall vest based on achievement of substantially the same time-based and performance-based vesting conditions (including the vesting commencement date, performance period, vesting date and performance goals) that apply to the annual awards of performance restricted share units granted in fiscal year 2025 to the Company’s other executive officers (“FY25 PSU Awards”), as if such PSU Initial Grant had been made on the date the FY25 PSU Awards were granted to the Company’s other executive officers, except that no portion of the PSU Initial Grant shall vest based on relative Total Shareholder Return and the remaining two performance metrics shall be weighted 50%/50%. Vesting of the PSU Initial Grant shall be subject to Executive’s continued employment with the Company through the applicable vesting date. The PSU Initial Grant shall be subject to and governed by the terms and conditions of the applicable Performance Restricted Share Unit Grant Notice, Performance Restricted Share Unit Agreement and the Plan to the extent not inconsistent with the terms of this Agreement. (e) Signing Bonuses. The Company shall pay Executive the Relocation Signing Bonus and the Additional Signing Bonus set forth in Section 2(e)(i) and Section 2(e)(ii) (collectively, the “Signing Bonuses”), in each case, less applicable withholdings, and as soon as administratively practicable following the Commencement Date, in 2025. (i) The “Relocation Signing Bonus” shall be a cash amount equal to $150,000. The Relocation Signing Bonus is intended to defray the cost of Executive’s relocation to North Carolina in connection with his commencement of employment with the Company. The Relocation Signing Bonus is provided to Executive in lieu of any other relocation program, policy, plan or arrangement of the Company. (ii) The “Additional Signing Bonus” shall be a cash amount equal to the product of (x) $1,600,000 and (y) the quotient of (i) the number of days in 2025 prior to the Commencement Date and (ii) 365. The Additional Signing Bonus is in recognition of certain benefits that Executive is forfeiting from Executive’s prior employer by commencing employment with the Company. (iii) If Executive’s employment is terminated by the Company for Cause (as defined below) or Executive voluntarily terminates employment from the Company for any reason other than Good Reason (as defined below) prior to the first anniversary of the Commencement Date, the Compensation Committee may, in its discretion, require Executive to repay to the Company the Signing Bonuses (or, in its discretion, any portion thereof). Executive

5 agrees to promptly make such repayment if so required, and in any event, no later than sixty (60) days after Executive’s receipt of notice of such repayment requirement. (f) Employee Benefits. During the Term, Executive shall be eligible to participate in employee benefit plans, programs and arrangements generally available from time to time to other senior executives of the Company, including medical, dental and life benefits as they may be in effect from time to time. (g) Paid Time Off. During the Term, Executive will be eligible for Flexible Time Off (“FTO”) upon the Commencement Date in addition to five (5) days of unscheduled paid time off, in accordance with the Company’s FTO policy, as it may be amended from time to time. Under the Company’s FTO Policy, employees do not accrue time off but instead have flexibility to take time off as needed for vacation or personal reasons. Any vacation shall be taken at the reasonable and mutual convenience of the Company and Executive. (h) Business Expenses. During the Term, the Company shall reimburse Executive for all reasonable travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s expense reimbursement Policy. (i) Indemnification. Executive shall be entitled to coverage under the Company’s directors and officers insurance policy and indemnification pursuant to the Company’s By-Laws and certificate of incorporation, in each case, in accordance with the terms and conditions thereof and on a basis no less favorable than that applicable to other executive officers of the Company from time to time, to the fullest extent permitted by applicable law (as it now exists and as it may hereafter be amended). (j) Director Compensation. Executive shall not earn any compensation for his Board service while he is employed by the Company pursuant to this Agreement and shall not be eligible for any equity grant(s) that may be awarded to other members of the Board while he is employed by the Company. 3. Termination. (a) In General. Executive’s employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement under the following circumstances: (i) Death. Executive’s employment hereunder shall terminate upon Executive’s death. (ii) Disability. If Executive has incurred a Disability, as defined below, the Company may terminate Executive’s employment. (iii) Termination for Cause. The Company may terminate Executive’s employment for Cause.

6 (iv) Termination without Cause. The Company may terminate Executive’s employment without Cause. (v) Termination by Executive without Good Reason. Executive may terminate Executive’s employment with the Company without Good Reason. (vi) Termination by Executive for Good Reason. Executive may terminate Executive’s employment with the Company for Good Reason. (b) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive under this Section 3 (other than termination pursuant to Section 3(a)(i)) shall be communicated by a written notice to the other Party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) specifying a Date of Termination (as defined below) which, if submitted by Executive pursuant to Section 3(a)(v) or Section 3(a)(vi), shall be at least thirty (30) days following the date of such notice (a “Notice of Termination”); provided, however, that in the event that Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, change the Date of Termination to any date that occurs on or following the date of the Company’s receipt of such Notice of Termination and is prior to the date specified in such Notice of Termination. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. In the event of a dispute over the existence of Cause or Good Reason, to the extent permitted by applicable law, either Party may introduce newly discovered or newly arising evidence in support of or in opposition to the determination of Cause or Good Reason. (c) Company Obligations upon Termination. Upon termination of Executive’s employment pursuant to any of the circumstances listed in Section 3(a), Executive (or Executive’s estate, as applicable) shall be entitled to receive the sum of the following, except to the extent it would result in a duplication of any Accrued Benefits (as defined below): (i) the portion of Executive’s Annual Base Salary earned through the Date of Termination, but not yet paid to Executive; (ii) any reimbursements owed to Executive pursuant to Section 2(h); (iii) any fully vested and non-forfeitable employee benefits as to which Executive is entitled under the employee benefit plans of the Company, which shall be payable in accordance with the terms and conditions of such employee benefit plans; and (iv) except in the case of a termination of Executive’s employment for Cause pursuant to Section 3(a)(iii) or by Executive without Good Reason pursuant to Section 3(a)(v), any earned but unpaid Annual Bonus for the prior fiscal year. Except as otherwise expressly required by law or as specifically provided herein or in the Severance Plan (as defined below), all of Executive’s rights to salary, severance, benefits, bonuses and other compensatory amounts hereunder (if any) shall cease upon the Date of Termination. In the event that Executive’s employment is terminated hereunder for any reason, Executive’s sole and exclusive remedy shall be to receive the payments and benefits described in this Section 3(c) or Section 4, as applicable. (d) Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any,

7 then held with the Company or any of its Affiliates and Executive agrees to execute any and all documents necessary to effectuate such resignations. 4. Severance. (a) Termination Generally. If Executive’s employment shall terminate pursuant to Section 3(a) for any reason other than pursuant to Section 3(a)(i) (death), Section 3(a)(ii) (Disability), Section 3(a)(iv) (by the Company without Cause) or Section 3(a)(vi) (by Executive for Good Reason), then Executive shall not be entitled to any severance payments or benefits, except as provided in Section 3(c). (b) Severance Payments and Benefits. During the Term, Executive shall be eligible to participate in the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, as it may be amended or restated from time to time (the “Severance Plan”), pursuant to the terms and conditions thereof. Executive’s receipt of any such benefits is subject to Executive signing on or before the 50th day following Executive’s Separation from Service (as defined below), and not revoking, a release of claims and separation agreement in the Company’s customary form, in substantially the form attached hereto as Exhibit A but as it may be updated from time to time for compliance with applicable law and the circumstances of Executive’s termination of employment (a “Release”) and Executive’s continued compliance with Sections 5, 6 and 7. (c) Death or Disability. If Executive’s employment is terminated by reason of death pursuant to Section 3(a)(i) or Disability pursuant to Section 3(a)(ii) then, subject to Executive (or his estate, as the case may be) signing on or before the 50th day following Executive’s Separation from Service, and not revoking, a Release, and, in the case of Disability, Executive’s continued compliance with Sections 5 - 6 and 7, Executive shall receive, in addition to payments and benefits set forth in Section 3(c), the following severance payments and benefits: (i) The Company shall pay to Executive (or his estate, as the case may be) an amount equal to the Annual Bonus, as in effect at such time, determined based on the actual performance of the Company for the full fiscal year in which Executive’s employment terminates, prorated for the number of days of employment completed during the fiscal year in which the Date of Termination occurs, payable in a lump sum cash amount at the time it would otherwise have been paid in accordance with Section 2(b) had Executive remained employed for the entire fiscal year. (d) Non-Duplication. Section 3(c) and Section 4 are not intended to duplicate any other benefits provided by the Company in connection with the termination of Executive’s employment with the Company, such as Accrued Benefits, wage replacement benefits, pay-in- lieu-of-notice, severance pay, or similar benefits under any other benefit plans, severance programs, employment contracts, or applicable federal or state laws. Should such other benefits be payable, the benefits under Section 3(c) or Section 4 may be reduced accordingly or, alternatively, benefits previously paid under this Agreement will be treated as having been paid to satisfy such other obligations, as determined in the Board or Compensation Committee’s discretion.

8 5. Covenants. Executive acknowledges that Executive has been provided with Confidential Information (as defined below) which is of vital importance to the success of the Company and that, during the Term, the Company from time to time will provide Executive with access to Confidential Information and he will develop goodwill for the Company. Ancillary to the rights provided to Executive as set forth in this Agreement and the Company’s provision of Confidential Information, and Executive’s agreements regarding the use of the same, in order to protect the value of any Confidential Information, the Company and Executive agree to the following provisions, for which Executive agrees he received adequate consideration and which Executive acknowledges are reasonable and necessary to protect the legitimate interests of the Company and represent a fair balance of the Company’s rights to protect its business and Executive’s right to pursue employment: (a) Executive shall not, at any time during the Restriction Period (as defined below), directly or indirectly (i) become employed or engaged by, any person, firm, corporation, partnership or business that engages in or is actively preparing to engage in any portion of the Business (as defined below) in any state in the United States or any country other than the United States where the Company conducts or undertakes or has substantive plans to conduct or undertake the Business (each such person, firm, corporation, partnership or business, a “Competing Business”) in an executive or senior advisory role, (ii) become a director of a Competing Business or (iii) provide business or strategic advice to an entity or person seeking to purchase or control a Competing Business. Notwithstanding the foregoing, nothing herein shall prohibit Executive from providing services, as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise, to any person, firm, corporation, partnership or business that engages in or is actively preparing to engage in any portion of the Business if (x) such service relationship is restricted solely to one or more distinct portions of the operations and businesses of such person, firm, corporation, partnership or business, (y) such distinct portions do not engage in any portion of the Business, and (z) Executive undertakes not to, and does not, have any discussions with, or participate in, the governance, management or operations of such person, firm, corporation, partnership or business segments thereof that engage in any portion of the Business. (b) Executive shall not, at any time during the Restriction Period, directly or indirectly, engage or prepare to engage in any of the following activities: (i) solicit, to provide products or services competitive with the Business, any customers or clients with whom or which Executive had substantive interactions or about whom or which Executive obtained or developed Confidential Information, or otherwise induce or encourage any customer, client, business acquisition or other business opportunity of the Company to reduce, terminate or modify its or their relationship with the Company, (ii) contact or solicit, with respect to hiring or engagement, or knowingly hire or engage, any employee or full-time consultant of the Company or any person employed or engaged by the Company at any time during the 12-month period immediately preceding the Date of Termination, (iii) induce or otherwise counsel, advise or encourage any employee or full-time consultant of the Company to leave the employment or engagement of the Company, or (iv) induce any distributor, representative or agent of the Company to reduce, terminate or modify its relationship with the Company. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Executive from soliciting any client or customer with whom or which Executive had a relationship prior to Executive’s employment with the Company.

9 (c) In the event the terms of this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be modified and interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action, and then enforced as so modified to the fullest extent permitted by law. (d) As used in this Section 5, (i) the term “Company” shall include the Company and its direct and indirect parents and subsidiaries; (ii) the term “Business” shall mean the business of the Company and shall include (a) designing, developing, distributing, marketing or manufacturing dental products or (b) any other process, system, product or service marketed, sold or under development by the Company at any time during Executive’s employment with the Company; and (iii) the term “Restriction Period” shall mean the period beginning on the Commencement Date and ending twenty-four (24) months following the Date of Termination for any reason. (e) Executive agrees, during the Term and following the Date of Termination, to refrain from Disparaging (as defined below) the Company and its Affiliates, including any of its services, technologies, products, processes or practices, or any of its directors, officers, agents, representatives or stockholders, either orally or in writing. The Company agrees to instruct its officers and directors to refrain from Disparaging Executive following his Date of Termination. Nothing in this paragraph shall preclude Executive or the Company (as applicable) from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to defend or enforce Executive’s or the Company’s rights under this Agreement. For purposes of this Agreement, “Disparaging” means making remarks, comments or statements to any person or entity including present or former employees of the Company and/or the press, and/or to any others, whether written, oral or electronic (including any social media, other internet sites, or on any blogging and/or micro-blogging sites, including Twitter), that impugn or are reasonably likely to impugn the character, integrity, reputation or abilities of the entities, persons, services, products, technologies, processes or practices listed in this Section 5(e). (f) Executive agrees that during the Restriction Period, Executive will cooperate fully with the Company in its defense of or other participation in any investigation, administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed. Executive agrees to render such cooperation in a timely fashion and to provide Company personnel and counsel with the full benefit of Executive’s knowledge with respect to any such matter, and Executive will make himself reasonably available for interviews, depositions, or court appearances at the request of the Company or its counsel. (g) Notwithstanding anything to the contrary contained in this Agreement, if and to the extent requested by the Company during the period commencing on the Date of Termination and ending at the end of the Restriction Period, Executive agrees to provide to the Company up to five (5) hours of consulting services per month, on an “as needed” basis at times and in a manner that is mutually convenient, provided, however, if the Company requires Executive to travel more than 50 miles from the Company’s principal office, it will reimburse Executive for

10 reasonable travel expenses. Executive shall not receive any additional compensation for the provision of these consulting services if he is receiving the severance benefits otherwise payable pursuant to Section 4 in connection with Executive’s services rendered during the Term. If Executive is not receiving severance, the Company and Executive shall agree on a mutually acceptable fee arrangement. 6. Nondisclosure of Proprietary Information. (a) Except in connection with the faithful performance of Executive’s duties hereunder or pursuant to Section 6(c), (e) and (f), Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, disseminate, disclose or publish, or use for Executive’s benefit or the benefit of any person, firm, corporation or other entity (other than the Company) any confidential or proprietary information or trade secrets of or relating to the Company (including business plans, business strategies and methods, acquisition targets, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, owned, developed or possessed by the Company, whether in tangible, intangible or electronic form, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment) (collectively, the “Confidential Information”), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information. The Parties hereby stipulate and agree that, as between them, any item of Confidential Information is important, material and confidential and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Notwithstanding the foregoing, Confidential Information shall not include any information that has been published in a form generally available to the public or is publicly available or has become public or general industry knowledge prior to the date Executive proposes to disclose or use such information, provided, that such publishing or public availability or knowledge of the Confidential Information shall not have resulted from Executive directly or indirectly breaching Executive’s obligations under this Section 6(a) or any other similar provision by which Executive is bound, or from any third-party breaching such third-party’s obligation to the Company. For the purposes of the previous sentence, Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if material features comprising such information have been published or become publicly available. (b) Upon termination of Executive’s employment with the Company for any reason, Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or property (in whatever form) concerning the Company’s customers, business plans, marketing strategies, products, property, processes or Confidential Information.

11 (c) Executive may respond to a lawful and valid subpoena or other legal process but, to the extent permitted by applicable law, shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, and to the extent permitted by applicable law, make available to the Company and its counsel the documents and other information sought and shall assist such counsel at Company’s expense in resisting or otherwise responding to such process, in each case to the extent permitted by applicable laws or rules. (d) As used in this Section 6 and Section 7, the term “Company” shall include the Company and its direct and indirect parents and subsidiaries. (e) Nothing in this Agreement shall prohibit Executive from (i) disclosing information and documents when required by law, subpoena or court order (to the extent permitted by applicable law, subject to the requirements of Section 6(c)), (ii) disclosing information and documents to Executive’s attorney, financial or tax adviser for the purpose of securing legal, financial or tax advice, (iii) disclosing Executive’s post-employment restrictions in this Agreement in confidence to any potential new employer of Executive, or (iv) retaining, at any time, Executive’s personal correspondence, Executive’s personal contacts and documents related to Executive’s own personal benefits, entitlements and obligations, except where such correspondence, contracts and documents contain Confidential Information. (f) Pursuant to 18 U.S.C. § 1833(b), Executive understands that Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive understands that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Executive has with the Company shall prohibit or restrict Executive from making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. 7. Inventions. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Business (as defined in Section 5(d)), whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Executive may discover, invent or originate during the Term, either alone or with others and whether or not during working hours or by the use of the facilities of the Company (“Inventions”), shall be the exclusive property of the Company. Executive shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the

12 Company may deem reasonably necessary to protect or perfect its rights therein, and shall assist the Company, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein. Executive hereby appoints the Company as Executive’s attorney-in-fact to execute on Executive’s behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions. During the Restriction Period, Executive shall assist Company and its nominee, at any time, in the protection of Company’s (or its Affiliates’) worldwide right, title and interest in and to Inventions and the execution of all formal assignment documents requested by Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries. 8. Injunctive Relief. It is recognized and acknowledged by Executive that a breach of the covenants contained in Sections 5-6 or 7 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that in the event of a breach of any of the covenants contained in Sections 5-6 or 7, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to seek specific performance and injunctive relief without the requirement to post bond. 9. Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive- based compensation, or any other compensation, paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any Policy approved by the Board that is generally applicable to executive officers or senior management of the Company, applicable law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Policy, law, government regulation or stock exchange listing requirement. 10. Section 280G. (a) If any payment or benefit (including payments and benefits pursuant to this Agreement) that Executive would receive in connection with a Change in Control (as defined under applicable Treasury regulations promulgated under Section 280G of the Code) from the Company or otherwise (“Transaction Payment”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, such Transaction Payments due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company or any of its subsidiaries, Affiliates or related entities by reason of Section 280G of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, reducing first any Transaction Payments in the nature of single-sum cash payments if such reductions are applicable.

13 (b) Unless Executive and the Company otherwise agree in writing, any determination required under this section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all such purposes. The Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Executive and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section, excluding any costs incurred by Executive with the Accountants for tax planning under Sections 280G and 4999 of the Code. 11. Assignment and Successors. The Company may assign its rights and obligations under this Agreement, in whole or in part, to a United States subsidiary of the Company that is the main operating company of the Company (or the principal employer of employees of the Company and its subsidiaries) in the United States or to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their permitted respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will or operation of law. Notwithstanding the foregoing, Executive shall be entitled, to the extent permitted under applicable law and any applicable Company benefit plans or arrangements, to select a beneficiary or beneficiaries to receive compensation hereunder following Executive’s death by giving written notice thereof to the Company. 12. Certain Definitions. (a) “Accrued Benefits” shall have the meaning set forth in the Severance Plan. (b) “Cause” shall have the meaning set forth in the Current Severance Plan, provided that “Cause” shall also include Executive’s willful failure to adequately perform material duties or obligations under this Agreement or a material breach of any of the representations and warranties set forth in Section 1(f). Any determinations regarding whether “Cause” has occurred shall be made by a majority of the members of the Board, excluding Executive as applicable, after a reasonable and good faith investigation by the Board. (c) “Current Severance Plan” shall mean the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, Effective as of September 22, 2022. (d) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. (e) “Date of Termination” shall mean (i) if Executive’s employment with the Company is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s

14 employment with the Company is terminated pursuant to Section 3(a)(ii) – (vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 3(b), whichever is earlier. (f) “Disability” shall mean a permanent and total disability under Section 22(e)(3) of the Code. (g) “Good Reason” shall have the meaning set forth in the Current Severance Plan. 13. Miscellaneous Provisions. (a) Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of North Carolina, without reference to the principles of conflicts of law of the State of North Carolina or any other jurisdiction, and where applicable, the laws of the United States. The Company and Executive agree that any and all disputes relating to or arising out of this Agreement, excluding any relief sought by the Company under Sections 5 - 8 or any other dispute arising under this Agreement in respect of which a Party may seek injunctive relief, but otherwise including disputes in respect of payments and benefits provided hereunder, will first be submitted to mediation pursuant to a written demand for mediation which either Party may serve on the other which shall be before a mediator selected by the Parties in accordance with mediation procedures of the American Arbitration Association (“AAA”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement; provided, further, that notwithstanding anything to the contrary herein, Executive may, but is not required to, arbitrate claims for sexual harassment or assault to the extent applicable law renders a pre-dispute arbitration agreement covering such claims invalid or unenforceable. In the event the Parties are unable to agree to a mediator within ten (10) days of receipt of the written demand for mediation, the mediator will be appointed by the office of AAA in Charlotte, North Carolina. The cost of the mediator and fees imposed by AAA shall be split equally by the Parties. (b) Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 4 through 11 and this Section 13 will survive the termination of Executive’s employment and the expiration or termination of the Term. (c) Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows (except that notice of change of address shall be effective only upon receipt): (i) If to the Company, to the attention of the General Counsel at its headquarters, (ii) If to Executive, at the last address that the Company has in its personnel records for Executive, or (iii) At any other address as any Party shall have specified by notice in writing to the other Party.

15 (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or by electronic PDF shall be deemed effective for all purposes. (e) Entire Agreement. The terms of this Agreement are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. (f) Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and a duly authorized officer of the Company (other than Executive). By an instrument in writing similarly executed, Executive or a duly authorized officer of the Company (other than Executive) may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. (g) Construction. This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “and” and “or” are each used both conjunctively and disjunctively; (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (iv) “includes” and “including” are each “without limitation”; (v) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require. (h) Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

16 (i) Withholding. The Company shall withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or any other authorized or legally-required deductions or charges which the Company is required to withhold or by its Policies it customarily withholds. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise. (j) Section 409A. (i) General. This Agreement and the payments and benefits thereunder are intended to be exempt from, or to the extent subject thereto, comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. The Company makes no representation that any or all of the payments or benefits described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Executive shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A. (ii) Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”). (iii) Specified Employee. Notwithstanding anything in this Agreement to or any other agreement providing compensatory payments to Executive to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which Executive is entitled under this Agreement or any other compensatory plan or agreement that is considered nonqualified deferred compensation under Section 409A payable as a result of Executive’s Separation from Service shall be delayed to the extent required in order to avoid a prohibited distribution under Section 409A until the earlier of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement or any other compensatory plan or agreement shall be paid as otherwise provided herein or therein. (iv) Expense Reimbursements. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred; provided, that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to

17 reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. (v) Separate Identified Payments. For purposes of Section 409A, each amount to be paid or installment or benefit to be provided under the Agreement shall be construed as a separate identified payment for purposes of Section 409A. 14. Executive Acknowledgement. Executive acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment. [Signature Page Follows]

[Signature Page to Employment Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written. DENTSPLY SIRONA Inc. By: /s/ Gregory T. Lucier Name: Gregory T. Lucier Title: Non-Executive Chairman of the Board of Directors EXECUTIVE By: /s/ Daniel Scavilla Name: Daniel Scavilla

A-1 Exhibit A Separation and Release of Claims Agreement This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between DENTSPLY SIRONA Inc., a Delaware corporation (“Employer”) and [●] (“Executive”) (the Employer and the Executive are collectively referred to as “Parties”). The Employer and the Executive desire to set forth the terms of the Executive’s separation from employment with the Employer. In consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows: 1. Employment and Separation. The Parties previously entered into an Employment Agreement, dated as of [●] (the “Employment Agreement”). The Executive’s employment with the Employer ended as a result of [●] as of [●] (“Separation Date”) pursuant to a written notice provided to [●] in accordance with Section [●] of the Employment Agreement. As of the Separation Date, the Executive shall (a) not hold himself out as an officer, director, agent, or representative of the Employer for any purpose or (b) engage with any third-party on behalf of the Employer without the written consent of the Employer’s then-serving Chief Executive Officer or General Counsel. 2. Return of Property. Within five business days of the Separation Date, the Executive must return all Employer property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer property in the Executive’s possession. If the Executive provides consulting services following the Separation Date at the request of the Employer pursuant to Section [●] of the Employment Agreement, then the Employer will, if necessary, provide the information and resources for the Executive to perform those requested services. 3. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive: (a) has not made any claims or allegations to the Employer related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse; (b) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the date hereof; (c) has not sustained a work-related injury or occupational disease while in the employ of Employer; and (d) has not engaged in any unlawful conduct relating to the business of the Employer.

A-2 4. Separation Benefits. Subject to, and as consideration for, Executive’s execution of and compliance with this Agreement, including the Executive’s timely execution and non- revocation of the waiver and release of claims herein and compliance with other post-termination obligations set forth in the Employment Agreement, the Executive shall receive the severance payments and benefits set forth below in Section [●] hereof, which represent the amounts payable to Executive under Section [●] of the Employment Agreement and the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, effective as of [●] (the “Severance Plan”) to the extent they are not Accrued Benefits (as defined in the Severance Plan). Any payment under this Agreement will be made less all applicable federal, state and local tax withholdings and deductions. The Executive acknowledges that the Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer to provide these or other benefits to any individuals other than the Executive. (a) [Insert Applicable Severance Types and Amounts] (b) In addition, Executive shall be entitled to receive the following, which represent the “Accrued Benefits” (as defined in the Severance Plan): [●]. 5. Release. The Executive, on his own behalf and on behalf of the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waives, releases, and discharges the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them (collectively, “Released Claims”), (a) arising from the beginning of time up to and including the date of the Executive’s execution of this Agreement, including, but not limited to, any such Released Claims: (i) arising out of, or in any way related to the Executive’s hire, benefits, or employment relationship with the Employer; (ii) arising under any federal, state or local statute, ordinance or regulation, including, but not limited to, [Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA),

A-3 the Immigration Reform and Control Act (IRCA), the Sarbanes-Oxley Act, Dodd- Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Occupational Safety and Health Act, the North Carolina Employment Practices Act,]1 all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (b) for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released; (c) arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, claims regarding fraud or misrepresentation in the making of any express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; (d) relating to the termination of the Executive’s employment; and (e) for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties. However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under this Agreement; (D) any right relating to directors’ and officers’ liability insurance coverage or any right of indemnification or exculpation under the Employer’s or its affiliates’ organizational documents, the Employer’s template Indemnification Agreement, or otherwise; or (E) any right as an equity holder in the Employer or its affiliates. 6. Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any 1 Note to Form: Subject to updates in accordance with applicable law and to be tailored for applicable state law. This form assumes North Carolina law applies.

A-4 and all Released Claims, whether known or unknown, from the beginning of time through the date of the Executive’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA) (29 U.S.C. § 621 et seq.), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that: (a) the Executive has read this Agreement in its entirety and understands all of its terms; (b) the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement; (c) the Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it; (d) the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled; (e) the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Executive’s choice, although the Executive may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period; (f) the Executive understands that the Executive has seven (7) days after signing this Agreement to revoke the release in this Section 6 by delivering notice of revocation as described in Section 7 below before the end of this seven-day period; and (g) the Executive understands that the release contained in this Section 6 does not apply to rights and claims that may arise after the Executive signs this Agreement. 7. Effective Time of This Agreement. The Executive may accept this Agreement by signing it and returning it to DENTSPLY SIRONA Inc., Attention: General Counsel, within fifty (50) days of the Separation Date. In no event can Executive sign this Agreement prior to the Separation Date. After executing this Agreement, the Executive will have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating his desire to do so in writing delivered to the General Counsel, DENTSPLY SIRONA, Inc. no later than 5:00 p.m. EST on the seventh (7th) day after the date he signs this Agreement. Subject to the Executive not revoking this Agreement during the Revocation Period, the effective date of this Agreement shall be the eighth (8th) day after the Executive signs this Agreement (the “Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. If the Executive does not execute this Agreement or exercises his right to revoke hereunder, he shall forfeit his right to receive or retain any of the benefits outlined in Section [●] of this Agreement, and to the extent such benefits have been provided, the Executive agrees that he will immediately reimburse the Employer for the amounts of such payment.

A-5 8. Post-Termination Obligations and Restrictive Covenants. The Executive acknowledges, affirms, and agrees to comply in all respects with his post-termination obligations under the Employment Agreement. Nothing therein or herein shall be construed to prevent disclosure of Confidential Information (as defined in the Employment Agreement) as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Executive agrees that he will not at any time, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing or electronically whether for attribution or anonymously) to any third party (including, but not limited, to any former, current or prospective employee, client, investor, vendor or other counterparty) make, or cause to be made, any statement, or express any observation or opinion disparaging or otherwise portraying in a negative light the business, reputation, character, honesty, integrity, morality or business acumen or abilities of the Employer. This Section does not in any way restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive likewise agrees to abide by all professional and ethical obligations with respect to his duties to a former client. Nothing in this Agreement or any other agreement between the Executive and the Employer prohibits or restricts the Executive from (a) providing truthful testimony or responding truthfully to any question, inquiry or request for information in connection with any investigation, subpoena or other legal process, or otherwise in accordance with applicable law or (b) initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority. 9. Confidentiality of Agreement. The Executive agrees and covenants that the Executive shall not disclose any of the negotiations of, terms of, or amount, compensation, or benefits paid or provided under this Agreement to any individual or entity; provided, however, that the Executive will not be prohibited from making disclosures to the Executive’s spouse or domestic partner, attorney, tax advisors, or as may be required by law or from disclosing the Executive’s post-employment restrictions in the Employment Agreement in confidence to any potential new employer of the Executive. This Section does not in any way restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employer agrees to use reasonable efforts to maintain the confidentiality of this Agreement, provided, however, the Employer may disclose the circumstances and terms of the Agreement (a) to inside and outside counsel, auditors, advisors, and human resource professionals, (b) make such other disclosures as necessary to effect the terms of the Agreement, (c) as the Employer otherwise determines in the ordinary course of its normal business operations, or (d) as may be required in response to requests by a government authority, or as otherwise required by law. Notwithstanding anything herein to the contrary, the Employer agrees that any press release or written communication from the Employer specifically referencing the Executive’s transition in role or departure from the

A-6 Employer, will express gratitude for his services; provided, that, in all events, the Employer shall make such disclosures as may be required or appropriate consistent with its reporting and disclosure obligations under law or otherwise. 10. Remedies. In the event of a breach by the Executive of any of the provisions of this Agreement (including any provisions that remain in effect under the Employment Agreement), the Executive hereby consents and agrees that the Employer shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If the Executive fails to comply with any of the terms of this Agreement or post- employment obligations, the Employer may, in addition to any other remedies it may have, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. 11. Successors and Assigns. For the avoidance of doubt, the Parties agree that in the event of Executive’s death prior to payment of all compensation and benefits due to Executive under this Agreement, any remaining compensation and benefits shall be paid to his estate or beneficiaries. 12. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment by the Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of [North Carolina] without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties relating to or arising out of this Agreement shall be brought and pursued only in any state or federal court encompassing [Charlotte, North Carolina]. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.2 13. Entire Agreement. Unless specifically provided herein, this Agreement and the Employment Agreement and the Severance Plan contain all of the understandings and representations between Employer and Executive relating to the Executive’s separation from employment and severance and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter. 14. Modification and Waiver. No provision of this Agreement may be amended or modified by the Parties unless the amendment or modification is agreed to in writing and signed by the Executive and by the [Chair] of the Board of Directors of the Employer (the “Chair”). No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or 2 Note to Form: To be tailored for applicable law.

A-7 dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. 15. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. 16. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 17. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. 18. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer or the Executive of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. 19. Notices. All notices under this Agreement must be given in writing as described herein. When providing written notice to Employer, a copy must be provided to the Chair. 20. Attorneys’ Fees and Costs. In the event action is brought for breach of this Agreement, the court may award fees and costs to the prevailing party, in accordance with applicable law. If in the opinion of the court there is no prevailing party, then each party shall pay its own attorney’s fees and expenses. 21. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service”

A-8 under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if the Executive is deemed by the Employer at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of the Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six- month period measured from the date of the Executive’s separation from service with the Employer or (ii) the date of the Executive’s death. Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive’s estate or beneficiaries), and any remaining payments due to the Executive under this Agreement or any arrangement shall be paid as otherwise provided herein or therein. 22. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW. [SIGNATURE PAGE FOLLOWS]

A-9 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the below date. DENTSPLY SIRONA Inc. By: ________________________ Name: [●] Title: [●] Signature: _______________________ Print Name: [●] Date: [●]